Exhibit 10.30
CONSENT AND AGREEMENT

This Consent and Agreement dated as of October 10, 2002 is given by THE BOC GROUP, INC. a corporation organized under the laws of Delaware ("BOC") and PRAXAIR, INC., a corporation organized under the laws of Delaware ("Praxair").

RECITALS

BOC and Northeast Energy Associates, A Limited Partnership ("NEA") have entered into the following agreements relating to the carbon dioxide plant: the Lease Agreement, the Steam Agreement, the Three Party Agreement and the BOC Flue Gas Agreement (as each such term is defined below) (the "BOC Agreements").

Praxair and NEA have entered into the following agreements relating to the carbon dioxide plant: the Three Party Agreement and the Praxair Flue Gas Agreement (as each such term is defined below) (the "Praxair Agreements" and, together with the BOC Agreements, the "Assigned Agreements").

NEA has granted to the Collateral Agent (as defined below) an assignment of and security interest in its rights, title and interest in, to and under the Assigned Agreements pursuant to the Security Agreement (as defined below).

BOC and Praxair hereby acknowledge notice and receipt of, and consent to the assignment by NEA to the Collateral Agent of the Assigned Agreements.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Definitions. Unless otherwise defined, all terms used herein that are defined in the Credit Agreement (as defined below) (whether by reference to another agreement or otherwise) shall have their respective meanings as so defined and the following terms shall have the meanings set forth below:

"BOC Flue Gas Agreement" shall mean the BOC Flue Gas Agreement of Sale, dated October 10, 2002, between BOC and NEA.

"Collateral Agent" shall mean State Street Bank and Trust Company and its successors and assigns as Collateral Agent under a Collateral Agency Agreement dated as of December 1, 1994 (as amended, supplemented or modified and in effect from time to time, the "Collateral Agency Agreement").

"Credit Agreement" shall mean the Project Loan and Credit Agreement dated as of June 28, 1989, as amended and restated as of December 1, 1994 (and as from time to time further amended or supplemented), among NEA, North Jersey Energy Associates, A Limited Partnership, a New Jersey limited partnership, IEC Funding Corp. (predecessor in interest to Northeast Energy, LP, A Delaware Limited Partnership ("NELP")) and the Collateral Agent.

"Designee" shall mean (i) any person or entity to which the Collateral Agent assigns its rights and interests or the rights and interests of NEA under the Assigned Agreements as contemplated by this Agreement or (ii) any person or entity that is designated, in writing by the Collateral Agent to each of BOC and Praxair, to act or operate on behalf of the Collateral Agent; provided that such designation does not release the Collateral Agent from its obligations hereunder.

"Lease Agreement" shall mean the Operating Lease Agreement, dated October 10, 2002, between BOC and NEA.
"Praxair Flue Gas Agreement" shall mean the Flue Gas Supply Agreement, dated October 10, 2002, between Praxair and NEA.

"Security Agreement" shall mean the Amended and Restated Assignment and Security Agreement dated as of December 1, 1994, as from time to time amended or supplemented, between NEA and the Collateral Agent.

"Steam Agreement" shall mean the On-Site Steam Supply Agreement, dated October 10, 2002, between BOC and NEA.

"Termination Date" shall mean the date on which NELP, as successor to IEC Funding Corp., shall have received notice in writing from the Collateral Agent that the Secured Obligations shall have been paid in full and that the security interests, pledges and other liens created by the Security Agreement shall have been extinguished.

"Three Party Agreement" shall mean the Three Party Agreement, dated October 10, 2002, among BOC, Praxair and NEA.
2. Consent and Agreement.

(a) Each of BOC and Praxair hereby acknowledges receipt of a copy of the Assigned Agreements to which each is a party and consents to the assignment of NEA's rights, title and interest in, to and under the Assigned Agreements as Additional Project Documents to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Security Agreement.

(b) Upon receipt of notice of the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent and any assignee thereof shall be entitled to exercise any and all rights of NEA under the Assigned Agreements in accordance with the terms of the Assigned Agreements, and BOC and Praxair shall comply in all respects with such exercise. Without limiting the generality of the foregoing, the Collateral Agent and any assignee thereof shall have the full right and power to enforce directly against BOC and Praxair all obligations of BOC and Praxair under the Assigned Agreements to which each is a party and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by NEA under the Assigned Agreements, all subject to the terms and conditions of the Assigned Agreements.

(c) Each of BOC and Praxair will perform all terms and conditions of and in accordance with the Assigned Agreements.

(d) Each of BOC and Praxair will not, without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld, denied or delayed, take any action to exercise any of its rights to cancel, terminate or suspend performance under the Assigned Agreements unless BOC and/or Praxair, as the case may be, shall have delivered to the Collateral Agent written notice stating that it intends to exercise such right on a date not less than 30 days (or such longer period as provided in the Assigned Agreements) after the date of delivery of such notice, specifying the nature of the default giving rise to such right (and, in the case of a payment default, specifying the amount thereof) and permitting the Collateral Agent to cure such default by making a payment in the amount in default or by performing or causing to be performed the obligation in default, as the case may be.

(e) In the event that the Collateral Agent or its Designee(s) shall assume the Assigned Agreements, by foreclosure or otherwise, the Collateral Agent or its Designee(s) shall assume responsibility for all of NEA's obligations under the Assigned Agreement, including, without limitation, payment of all amounts due and owing to BOC and/or Praxair, as the case may be, under the Assigned Agreements and perform all terms and conditions in accordance therein.

(f) Upon the exercise by the Collateral Agent of any of the remedies set forth in Section 12 of the Security Agreement, the Collateral Agent may assign its rights and interests, and the rights and interests of NEA under the Assigned Agreements to any purchaser or transferee of the Project; provided, that such purchaser or transferee (A) shall confirm to the Collateral Agent in writing that it is either (1) ready, willing and capable of operating the Facility and or (2) shall have engaged the services of another Person who is ready, willing and capable of operating the Facility, (B) shall assume all of the obligations of NEA under the Assigned Agreements, including the payment of any amount due and owing to BOC and/or Praxair, as the case may be, under the Assigned Agreements and (C) shall perform all of the terms and conditions in accordance therewith. The Collateral Agent shall notify BOC and Praxair of any such assignment in writing within [10] days following the date of such assignment. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations under the Assigned Agreements arising from and after the date of such assignment and assumption.

(g) In the event that any of the Assigned Agreements is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving NEA, and if, within 90 days after such rejection, the Collateral Agent or its Designee(s) shall so request and shall certify in writing to BOC and/or Praxair, as the case may be, that it intends to perform the obligations of NEA as and to the extent required under the rejected Assigned Agreement, BOC and/or Praxair, as the case may be, will execute and deliver to the Collateral Agent or such Designee(s) a new Assigned Agreement to replace each rejected Agreement. Each new Assigned Agreement shall (a) name the Collateral Agent or such Designee(s) as the "Seller" under the rejected Assigned Agreement, (b) have a term equal to the remaining term under the original rejected Assigned Agreement before giving effect to such rejection, and (c) contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement commencing as of the date of such rejection (except for any requirements that have been fulfilled by NEA prior to such rejection).

References in this Consent and Agreement to any "Assigned Agreements" shall be deemed also to refer to any such new Assigned Agreements.

(h) In the event that the Collateral Agent or its Designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Collateral Agent or its Designee(s) in the Project shall assume the obligations of NEA under any of the Assigned Agreements (as contemplated in subsections (c), (d), (e) or (f) above or otherwise), liability in respect of any and all obligations of any such party under such Assigned Agreements shall be limited solely to such party's interest in the Assigned Agreements (and any officer, director, employee, or shareholder of the Collateral Agent thereof shall have no liability with respect thereto). Under no circumstances shall State Street Bank and Trust Company have any liability hereunder in its individual capacity.

(i) Refinancing. Each of BOC and Praxair hereby consents to any refinancing of the Secured Obligations. In the event of any such refinancing, this Consent and Agreement shall not be terminated, amended or modified by, and shall remain in full force and effect following, such refinancing and any reference in this Consent and Agreement to a particular document or agreement, or to a party thereto, or to a particular term or provision thereof shall be deemed to refer to such document or agreement as amended, restated or replaced in connection with such refinancing (or as thereafter amended), to the parties to such amended, restated or replaced document or agreement (and their respective successors and assigns) and to the analogous terms or provisions thereof, and each of BOC and Praxair shall confirm in writing to the Collateral Agent as of the date of such refinancing that, to its knowledge, each representation and warranty of Praxair and/or BOC, as the case may be, in this Consent and Agreement is and shall continue to be true and correct in all material respects after giving effect to such change in references. The foregoing is subject to the conditions that, upon consummation of such refinancing (i) the trustee, Collateral Agent or other security representative succeeding to the Collateral Agent's rights in respect of this Consent and Agreement and the Assigned Agreements under the Security Documents as contemplated as part of such refinancing (the "New Collateral Agent") shall confirm to each of BOC and Praxair, in writing, that such New Collateral Agent will observe the obligations of the Collateral Agent under this Consent and Agreement and that such Consent and Agreement shall remain in full force and effect following such refinancing, on the terms and conditions specified herein, (ii) the New Collateral Agent shall notify each of BOC and Praxair of its name and address and the account to which payments should thereafter be made pursuant to Section 3 hereof, and (iii) the Collateral Agent shall confirm to each of BOC and Praxair, in writing, that the New Collateral Agent has succeeded to the Collateral Agent's rights in respect of the Assigned Agreements. Subject to the satisfaction of the foregoing conditions, each of BOC and Praxair hereby consents in the assignment by the Collateral Agent to the New Collateral Agent of the Collateral Agent's rights in respect of each of this Consent and Agreement and the Assigned Agreements and the New Collateral Agent will be entitled to the rights and benefits of the Collateral Agent thereunder.

3. Arrangements Regarding Payments. From the date on which the Collateral Agent provides written notice to each of BOC and Praxair that it has assumed all obligations under the Assigned Agreements, all payments to be made by BOC and/or Praxair, as the case may be, to NEA therein shall be made in lawful money of the United States of America, in immediately available funds, at all times prior to the occurrence of the Termination Date, directly to the Collateral Agent, for deposit into the Revenue Account (Account No. AF 6136) at the principal office of the Collateral Agent at Corporate Trust Department, Two Avenue de Lafayette, Boston, Massachusetts 02110.

4. Representations. BOC hereby represents and warrants as follows:
(a) BOC is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b) The execution, delivery and performance by BOC of this Consent and Agreement and the BOC Agreements have been duly authorized by all necessary corporate action, and do not and will not (i) require any consent or approval of BOC's Board of Directors, shareholders or any other Person that has not been obtained, (ii) violate any provision of BOC's certificate of incorporation or by-laws or, to its knowledge violate, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to BOC, (iii) to its knowledge result in a breach of or constitute a default under any agreement relating to the management or affairs of BOC or any indenture or loan or credit agreement or other material agreement, lease or instrument to which BOC is a party or by which it or its properties may be bound or affected, or (iv) to its knowledge result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by BOC; and BOC is not in default under the items listed in clauses (i), (ii), (iii) or (iv) of this subsection (b), which default would have a material adverse effect on the ability of BOC to perform its obligations under this Consent and Agreement or the BOC Agreements.

(c) To BOC's knowledge, there are no authorizations or approvals by any governmental or other official agency necessary or desirable for the due execution and delivery by BOC of this Consent and Agreement and the BOC Agreements. To its knowledge, all authorizations or approvals by any governmental or other official agency required to be obtained by BOC for the performance by BOC of this Consent and Agreement and the BOC Agreements have been obtained.

(d) Each of this Consent and Agreement and the BOC Agreements is the legal, valid and binding obligation of BOC enforceable against it in accordance with its terms subject to bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in equity or at law).

(e) BOC is not aware of any pending or threatened action or proceeding affecting BOC before any court, governmental agency or arbitrator that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition or operations of BOC or the ability of BOC to perform its obligations under, or that purports to affect the legality, validity or enforceability of, this Consent and Agreement or the BOC Agreements.

(f) BOC is not in default under any material covenant or obligation under the BOC Agreements to which it is a party, as of the date hereof.
5. Representations. Praxair hereby represents and warrants as follows:
(a) Praxair is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b) The execution, delivery and performance by Praxair of this Consent and Agreement and the Praxair Agreements have been duly authorized by all necessary corporate action, and do not and will not (i) require any consent or approval of Praxair's Board of Directors, shareholders or any other Person that has not been obtained, (ii) violate any provision of Praxair's certificate of incorporation or by-laws or, to its knowledge, violate, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Praxair, (iii) to its knowledge result in a breach of or constitute a default under any agreement relating to the management or affairs of Praxair or any indenture or loan or credit agreement or other material agreement, lease or instrument to which Praxair is a party or by which it or its properties may be bound or affected, or (iv) to its knowledge result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by Praxair; and Praxair is not in default under the items listed in clauses (i), (ii), (iii) or (iv) of this subsection (b), which default would have a material adverse effect on the ability of Praxair to perform its obligations under this Consent and Agreement or the Praxair Agreements.

(c) To Praxair's knowledge, there are no authorizations or approvals by any governmental or other official agency necessary or desirable for the due execution and delivery by Praxair of this Consent and Agreement and the Praxair Agreements. To its knowledge, all authorizations or approvals by any governmental or other official agency required to be obtained by Praxair for the performance by Praxair of this Consent and Agreement and the Praxair Agreements have been obtained.

(d) Each of this Consent and Agreement and the Praxair Agreements is the legal, valid and binding obligation of Praxair enforceable against it in accordance with its terms subject to bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in equity or at law).

(e) Praxair is not aware of any pending or threatened action or proceeding affecting Praxair before any court, governmental agency or arbitrator that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition or operations of Praxair or the ability of Praxair to perform its obligations under, or that purports to affect the legality, validity or enforceability of, this Consent and Agreement or the Praxair Agreements.

(f) Praxair is not in default under any material covenant or obligation under the Praxair Agreements to which it is a party, as of the date hereof.
6. Miscellaneous.

(a) This Consent and Agreement shall be binding upon the successors and assigns of BOC and Praxair and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of NEA, the Collateral Agent, the Secured Parties, and their respective successors, transferees and assigns.

(b) No amendment or waiver of any provisions of this Consent and Agreement or consent to any departure by BOC and/or Praxair, as the case may be, from any provisions of this Consent and Agreement shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment or waiver of any provisions of this Consent and Agreement or consent to any departure by BOC and/or Praxair, as the case may be, from any provisions of this Consent and Agreement shall in any event be effective against NEA unless the same shall be in writing and signed by NEA and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose which it was given.

(c) This Consent and Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(d) Each of BOC and Praxair hereby agrees that the agreements of the Secured Parties with NEA or its affiliates are solely for the benefit of NEA, and neither BOC nor Praxair shall have any rights under the Credit Agreement or such other agreements or, as against the Collateral Agent or any Secured Party, under any other instrument or document relating thereto, or with respect to Secured Obligations or the proceeds thereof.

(e) In the event of conflict or inconsistency between the instructions or other communications from NEA on the one hand, and the Collateral Agent, on the other hand, and the Collateral Agent has indicated to BOC and/or Praxair, as the case may be, that it has exercised its rights under the Security Agreement, those from the Collateral Agent shall be relied upon, and the Company shall be bound by same as if they were from NEA.

(f) This Consent and Agreement may be executed in any number of counterparts, with the same effect as if they were a single instrument, and any of the parties hereto may execute this Consent and Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of the day and year first above written.
THE BOC GROUP, INC.
		By:	R S GRANT

		Name: Title:	R. S. Grant Vice President
PRAXAIR, INC.
		By:	C M KRICHBAUM

		Name: Title:	C. M. Krichbaum Vice President

Accepted:
STATE STREET BANK AND TRUST COMPANY, not individually, but solely in its capacity as Collateral Agent
By:	TODD R DINEZZA

Name: Title:	Todd R. DiNezza Assistant Vice President
NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By	Northeast Energy, LP., its General Partner
By	ESI Northeast Energy GP, Inc., Its Administrative General Partner
By:	RONALD SCHEIRER

Name: Title:	Ronald Scheirer Vice President